Exhibit 99.1

Esports Entertainment Group to add  Swedish and Spanish Licensed

Gaming Business with Acquisition of Bethard

Bethard, the B2C business of Gameday Group plc, generated $31M  net gaming revenues in 2020

GMBL raises Fiscal 2022 revenue guidance to $100M-$105M as result of the transaction

Newark, New Jersey, May 25, 2021 (NEWSFILE) – Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (or the “Company”), an esports entertainment and online gambling company, today announced the signing of an agreement to acquire Gameday Group’s B2C business, operating under the ‘Bethard’ brand by Bethard Group Limited (“Bethard”), a fast-growing sports betting operator that generated $31 million  in revenue in 2020. Under the terms of the agreement, EEG will pay EUR 16 mil ($19.5 mil) in cash and a 12% net gaming revenue share for two years. The acquisition is expected to close on July 1, 2021. As a result of transaction, Esports Entertainment Group is raising its fiscal 2022 revenue guidance to $100 million to $105 million .

“This is another great addition for Esports Entertainment Group that substantially increases our revenues, and available markets” commented Grant Johnson, CEO of Esports Entertainment Group. “With this transaction, we expect to gain two new gaming licenses including one in the strategically important Swedish market. At the completion of the license hand over we will have 6 tier one licenses.”

Bethard is an iGaming company that offers sports betting and casino games online. The company was founded in 2012 and consists of a team of passionate individuals who shares a vision of taking sports betting and casino to the next level. Bethard has a strong focus on responsible gambling with best-in-class compliance functions in order to act properly and in a sustainable way in regulated markets. The company is based in St. Julians, Malta.

According to ResearchAndMarkets.com, the global gaming market reached a value of $167.9 billion in 2020 and is forecasted to grow at a 9.2% CAGR through 2026, reaching $287.1 billion.

About Esports Entertainment Group

Esports Entertainment Group is a full stack esports and online gambling company fueled by the growth of video-gaming and the ascendance of esports with new generations. Our mission is to help connect the world at large with the future of sports entertainment in unique and enriching ways that bring fans and gamers together. Esports Entertainment Group and its affiliates are well-poised to help fans and players to stay connected and involved with their favorite esports. From traditional sports partnerships with professional NFL/NHL/NBA/FIFA teams, community-focused tournaments in a wide range of esports, and boots-on-the-ground LAN cafes, EEG has influence over the full-spectrum of esports and gaming at all levels. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations
RedChip Companies, Inc.
Dave Gentry
407-491-4498
dave@redchip.com

Media & Investor Relations Inquiries
Jeff@esportsentertainmentgroup.com